ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         THE NATIONWIDE COMPANIES, INC.
                    CORPORATION DOCUMENT NUMBER P99000101614

Pursuant to the provision of section 607.1006, Florida Statutes, this corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted (indicate article number(s) being amended, added or deleted

                                 ARTICLE I. NAME

      The name of the corporation shall be The Nationwide Companies, Inc.

To be Amended As Follows:

                                 ARTICLE I NAME

       The name of the corporation shall be National Companies, Inc.

SECOND: If an amendment provides for an exchange, reclassification or cancellation of Issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

                                 Non-Applicable

THIRD:            The date of each amendment's adoption:               08/28/01

FOURTH:           Adoption of Amendment(s) check one:

X The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

__ The amendment(s) was/were approved by the shareholders through voting groups.

                  The following statements must be separately provided for each voting group entitled to vote separately on the amendment(s):

                  "The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________________________________."
                                    (Voting Group)

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__                The Amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

__ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

         Signed this 28th day of August, 2001

BY: /s/ Richard Loehr
------------------------------
        Richard Loehr
        President/Chairman